SCHEDULE 14A
                              (Rule 14a-101)
                 INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|X|  Preliminary Proxy Statement       | |  Confidential, for Use of the
                                            Commission Only
                                           (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     POWER CONTROL TECHNOLOGIES INC.

             (Name of Registrant as Specified in Its Charter)


 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|    No fee required.
|_|    Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

       (2)    Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
              (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)    Proposed maximum aggregate value of transaction:

       (5)    Total fee paid:

       |_|    Fee paid previously with preliminary materials.

       |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

        (1)   Amount Previously Paid:

        (2)   Form, Schedule or Registration Statement No.:

        (3)   Filing Party:

        (4)   Date Filed:



               [Power Control Technologies Inc. Letterhead]



                             March [ ], 1997



To Our Stockholders:

        You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Power Control Technologies Inc. to be held at
[                                         ], on Thursday, May 15, 1997,
at [  ]:00 a.m. local time.

        The business of the meeting will be to elect directors, approve an amendment to the Company's Restated Certificate of Incorporation to adopt a new corporate name, approve the Power Control Technologies Inc. 1997 Stock Option Plan, approve the Performance Bonus Plan and ratify the selection of independent auditors for 1997. Information on each of these matters can be found in the accompanying Proxy Statement.

        While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. If you desire to vote in accordance with management's recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope as soon as conveniently possible.

                                Sincerely,

                                Theo W. Folz
                                Chief Executive Officer



                     POWER CONTROL TECHNOLOGIES INC.
                           35 East 62nd Street
                         New York, New York 10021


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Power Control Technologies Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders of Power Control Technologies Inc., a Delaware corporation (the "Company"), will be held on the 15th day of May 1997 at [ ]:00 a.m., local time, at [
              ], for the following purposes:

        1. To re-elect three members of the Company's Board of Directors to serve until the annual meeting in 2000 and until such directors' successors are duly elected and shall have qualified.

        2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1997.

        3. To approve the proposed amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to "M & F Worldwide Corp."

        4.            To approve the adoption of the Company's 1997 Stock
                      Option Plan.

        5.            To approve the adoption of the Company's
                      Performance Bonus Plan.

        6. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

        A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on March 20, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be located at the offices of the Company at 625 Madison Avenue, New York, New York 10022, at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

        To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Since proxies may be revoked at any time, any stockholder attending the Annual Meeting may vote in person even if that stockholder has returned a proxy.

                    By Order of the Board of Directors


                     Power Control Technologies Inc.

March [  ], 1997


             PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING
              PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
               THIS WILL ENSURE THAT YOUR SHARES ARE VOTED
                     IN ACCORDANCE WITH YOUR WISHES.



                     POWER CONTROL TECHNOLOGIES INC.

                      -----------------------------


                             PROXY STATEMENT
                      Annual Meeting of Stockholders
                         To Be Held May 15, 1997

                      -----------------------------



        This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Power Control Technologies Inc., a Delaware corporation (the "Company"), of proxies to be voted at the 1997 Annual Meeting of Stockholders to be held on the 15th day of May 1997 at [ ]:00 a.m., local time, at [ ], and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about March [ ], 1997.

        At the Annual Meeting, the Company's stockholders will be asked
(1) to re-elect the following persons as Directors of the Company until the Company's annual meeting in 2000 and until such Directors' successors are duly elected and shall have qualified: Howard Gittis, J. Eric Hanson and Paul M. Meister; (2) to ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1997; (3) to approve the proposed amendment to the Company's Restated Certificate of Incorporation to change the name of the Company; (4) to approve the adoption of the Company's 1997 Stock Option Plan (the "1997 Plan"); (5) to approve the adoption of the Company's Performance Bonus Plan; and (6) to transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

        The principal executive offices of the Company are located at 35 East 62nd Street, New York, New York 10021 and the telephone number is 212-572-8600.

Solicitation and Voting of Proxies; Revocation

        All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted FOR the election to the Board of Directors of the three nominees for Director identified in this Proxy Statement, the ratification of Ernst & Young LLP as the Company's auditors, the approval of the proposed amendment to the Company's Restated Certificate of Incorporation to change the name of the Company, the approval and adoption of the 1997 Plan and the approval and adoption of the Performance Bonus Plan. The submission of a signed proxy will not affect a stockholders right to attend, or vote in person at, the Annual Meeting of stockholders. Any stockholder may revoke his or her proxy at any time before it is voted by written notice to such effect received by the Company at 35 East 62nd Street, New York, New York 10021, Attention:
Secretary, by delivery of a subsequently dated proxy or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

        The accompanying form of proxy is being solicited on behalf of the Board of Directors. The solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and regular employees of the Company without special compensation therefor. The Company will bear the costs incurred in connection with the solicitation of proxies and expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners.

Record Date; Outstanding Shares; Voting at the Annual Meeting

        Only holders of record of the Company's common stock, par value $0.01 (the "Common Stock"), at the close of business on March 20, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On that date, there were issued and outstanding [ ] shares of Common Stock, each of which is entitled to one vote. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Any stockholder present (including broker non-votes) at the Annual Meeting but who abstains from voting shall be counted for purposes of determining whether a quorum exists. With respect to all matters considered at the Annual Meeting (other than the election of directors), an abstention (or broker non-vote) has the same effect as a vote against the proposal. Abstentions from voting on the election of directors (including broker non-votes) will have no effect on the outcome of the vote. The holder of the outstanding shares of the Company's Series A 8% Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") does not have the right to vote such Series A Preferred Stock or the Common Stock into which it may be converted at the Annual Meeting.

        The affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the proposed amendment to the Company's Restated Certificate of Incorporation to change the name of the Company. The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting by the holders present or represented by proxy and entitled to vote is required to approve and adopt the 1997 Plan and the Performance Bonus Plan and to ratify the appointment of Ernst & Young LLP. The affirmative vote of the holders of a plurality of the votes cast is required to re-elect the director nominees.

        Mafco Consolidated Group Inc. ("Mafco Consolidated"), which beneficially owns 5,939,400 shares or approximately 28.8% of the outstanding Common Stock as of the Record Date (excluding shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock owned by Mafco Consolidated, which were not outstanding or entitled to vote as of the Record Date), has informed the Company of its intention to vote its shares of Common Stock FOR each of the matters to be acted on at the Annual Meeting (collectively, the "Proposals"). Based on the foregoing, the affirmative vote of the holders of only [ ] additional shares of Common Stock (representing approximately [ ]% of the shares of Common Stock currently outstanding) would be required to approve the proposed amendment to the Company's Restated Certificate of Incorporation to change the name of the Company. If any holders of Common Stock do not cast votes at the Annual Meeting as to the other Proposals, approval of such other Proposals will require the affirmative vote of the holders of fewer than [same # as above] shares of Common Stock.


                    PROPOSAL 1 - ELECTION OF DIRECTORS

        The Board of Directors consists of Ronald O. Perelman, Jaymie A. Durnan, Theo W. Folz, Howard Gittis, J. Eric Hanson, Lance Liebman, Paul
M. Meister, James G. Roche and Bruce Slovin. The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided as evenly as possible into three classes.

        The Board of Directors has nominated Messrs. Gittis, Hanson and Meister for re-election as Directors at the Annual Meeting to serve until the annual meeting in 2000. Messrs. Gittis, Hanson and Meister are currently members of the Board of Directors whose terms expire at the Annual Meeting and, except as herein stated, the proxies solicited hereby will be voted FOR their election. The Board of Directors has been informed that Messrs. Gittis, Hanson and Meister are willing to serve as Directors, but if any of them should decline or be unable to act as a Director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

        Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the election of Directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote.

        The Board of Directors recommends that stockholders vote FOR the election of each of the nominees listed herein for Director.

Directors and Director Nominees

        The name, age (as of March [ ], 1997), principal occupation for the last five years, selected biographical information and period of service as a Director of the Company of each Director and Director nominee are set forth hereafter.

        Ronald O. Perelman (54) has been Chairman of the Board of Directors and a Director of the Company since 1995 and has been Chairman of the Board of Directors and Chief Executive Officer of Mafco Holdings Inc. ("Holdings") and MacAndrews & Forbes Holdings Inc. ("MacAndrews Holdings"), diversified holding companies, and various affiliates since 1980. Mr. Perelman is also Chairman of the Board of Directors of Andrews Group Incorporated ("Andrews Group"), Consolidated Cigar Holdings Inc. ("Cigar Holdings"), Mafco Consolidated, Meridian Sports Incorporated ("Meridian"), and Toy Biz, Inc. ("Toy Biz") and Mr. Perelman is the Chairman of the Executive Committees of the Boards of Marvel Entertainment Group, Inc. ("Marvel"), Revlon Consumer Products Corporation ("Revlon Products") and Revlon, Inc. ("Revlon"). Mr. Perelman is also a Director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):
Andrews Group, The Coleman Company, Inc. ("Coleman"), Coleman Holdings Inc. ("Coleman Holdings"), Coleman Worldwide Corporation ("Coleman Worldwide"), Cigar Holdings, Consolidated Cigar Corporation ("Cigar Corp."), California Federal Bank, A Federal Savings Bank ("CalFed"), First Nationwide Holdings Inc. ("First Nationwide Holdings"), First Nationwide (Parent) Holdings Inc. ("First Nationwide Parent"), Mafco Consolidated, Marvel, Marvel Holdings Inc. ("Marvel Holdings"), Marvel III Holdings Inc. ("Marvel III"), Marvel (Parent) Holdings Inc. ("Marvel Parent"), Meridian, Pneumo Abex Corporation ("Pneumo Abex"), Revlon Worldwide Corporation ("Revlon Worldwide"), Revlon, Revlon Products and Toy Biz. Mr. Perelman's term as a Director of the Company expires in 1998. (On December 27, 1996, Marvel Holdings, Marvel Parent, Marvel III and Marvel and several of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)

        Jaymie A. Durnan (43) has been a Director of the Company since 1995 and has been Vice President of Holdings and MacAndrews Holdings, diversified holding companies, since 1992 and Special Counsel to the Chairman of MacAndrews Holdings since 1995. Mr. Durnan was an attorney with the law firm of Marks & Murasi from 1990 through 1992 and a United States Naval officer from 1975 to 1990. Mr. Durnan's term as a Director of the Company expires in 1999.

        Theo W. Folz (53) was appointed a Director, President and Chief Executive Officer of the Company in 1996. Mr. Folz has been a President and Chief Executive Officer of Cigar Holdings since 1996, President and Chief Executive Officer of Cigar Corp. since 1984 and, since 1995, Vice Chairman and Chief Executive Officer of the flavors business now being conducted by Pneumo Abex (the "Flavors Business"). Mr. Folz is also a Director of the following corporations which file reports pursuant to the Exchange Act: Cigar Holdings, Cigar Corp., Mafco Consolidated and Pneumo Abex. Mr. Folz's term as a Director of the Company expires in 1998.

        Howard Gittis (63) has been a Director of the Company since 1995 and Vice Chairman of Holdings and MacAndrews Holdings, diversified holding companies, and various affiliates since 1985. Mr. Gittis is a Director of the following corporations which file reports pursuant to the Exchange Act: Andrews Group, CalFed, Cigar Corp., Cigar Holdings, First Nationwide Holdings, First Nationwide Parent, Mafco Consolidated, Pneumo Abex, Revlon Worldwide, Revlon, Jones Apparel Group, Inc., Loral Space & Communications Ltd. and Rutherford-Moran Oil Corporation.

        J. Eric Hanson (50) has been a Director of the Company since 1995 and Executive Vice President-Finance and Administration of the Company since 1997. Mr. Hanson has been Senior Vice President of Holdings and MacAndrews Holdings, diversified holding companies, and various affiliates since 1994 and was Vice President of Holdings from 1993 to 1994. Mr. Hanson was President of Edina Group Inc., a private investment firm, from 1992 to 1993 and prior to 1992 served in various positions culminating in his appointment as Chief Executive Officer of Ground Round Restaurants, Inc. Mr. Hanson is also a Director of Meridian which files reports pursuant to the Exchange Act.

        Lance Liebman (55) has been a Director of the Company since 1995. Professor Liebman has been Lucy G. Moses Professor of Law at Columbia Law School since 1991 and was Dean of Columbia Law School from 1991 to 1996. From 1976 to 1991, Professor Liebman was Professor of Law at Harvard Law School and from 1981 to 1984 also held the position of Associate Dean. Professor Liebman is a Director of Greater New York Insurance Co. and a Trustee of National Income Realty Trust, a real estate investment trust. Professor Liebman's term as a Director of the Company expires in 1999.

        Paul M. Meister (44) has been a Director of the Company since 1995. Mr. Meister was Senior Vice President of Abex, Inc. (diversified manufacturing) from 1992 to 1995 and Managing Director-Chief Financial Officer of The Henley Group Inc. (diversified manufacturing), from prior to 1990 to 1992. Mr. Meister has been Senior Vice President-Chief Financial Officer of Fisher Scientific International, Inc. (scientific instruments, equipment and supplies) since 1991.

        James G. Roche (57) has been a Director of the Company since
1995. Dr. Roche has been Corporate Vice President and General Manager, Electronic Sensors and Systems Division of Northrop Grumman Corporation, a maker of aircraft, electronic systems and unmanned vehicles, and a provider of information services, since 1996 and was Chief Advanced Development, Planning and Public Affairs Officer of Northrop Corporation from 1993 to 1996 and Corporate Vice President and Chief Advanced
Development and Planning Officer of Northrop Corporation from 1992.
Dr. Roche was Corporate Vice President and Assistant to the Chairman,
President and Chief Executive Officer of Northrop Corporation from prior to 1991 to 1992. Dr. Roche's term as a Director of the Company expires in 1999.

        Bruce Slovin (61) has been a Director of the Company since 1995 and the President of Holdings and MacAndrews Holdings, diversified holding companies, and various affiliates since 1982. Mr. Slovin is a Director of the following corporations which file reports pursuant to the Exchange Act: Andrews Group, Cantel Industries, Inc., Coleman, Coleman Holdings, Coleman Worldwide, Meridian, Continental Health Affiliates, Inc. Infu-Tech, Inc. and Oak Hill Sportswear Corporation. Mr. Slovin's term as a Director of the Company expires in 1998.

Board of Directors and its Committees

        The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee.

        The Executive Committee consists of Messrs. Perelman, Gittis and Slovin. The Executive Committee may exercise all of the powers and authority of the Board of Directors, except as otherwise provided under the Delaware General Corporation Law. The Audit Committee, consisting of Messrs. Meister and Liebman and Dr. Roche, makes recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent auditors. The Compensation Committee, consisting of Messrs. Gittis and Liebman and Dr. Roche, makes recommendations to the Board of Directors regarding compensation, benefits and incentive arrangements for officers and other key managerial employees of the Company. The Compensation Committee may consider and recommend awards of options to purchase shares of Common Stock pursuant to the Company's 1997 Plan.

        During 1996, the Board of Directors acted four times by unanimous written consent and held four meetings. During 1996, the Executive Committee acted 15 times by unanimous written consent. The Compensation Committee held four meetings and the Audit Committee held three meetings during 1996.

Compensation of Directors

        Directors who are not currently receiving compensation as officers or employees of the Company or any of its affiliates are paid an annual $25,000 retainer fee, payable in monthly installments, plus reasonable out-of-pocket expenses and a fee of $1,000 for each meeting of the Board of Directors or any committee thereof they attend.

Executive Officers

        The following table sets forth as of the date hereof the executive officers of the Company and executives of its operating subsidiary, Pneumo Abex, which does business under the name Mafco
Worldwide Corporation ("Mafco Worldwide").

Name                              Position

Ronald O. Perelman        Chairman of the Board and Director
Theo W. Folz              President, Chief Executive Officer and Director
Irwin Engelman            Executive Vice President and Chief Financial Officer
Barry F. Schwartz         Executive Vice President and General Counsel
J. Eric Hanson            Executive Vice President-Finance and Administration
                          and Director
Stephen G. Taub           President and Chief Operating Officer of
                          Mafco Worldwide
Pramathesh S. Vora        Senior Vice President of Mafco Worldwide
Peter W. Grace            Senior Vice President-Finance of Mafco Worldwide

        For biographical information about Messrs. Perelman, Folz and Hanson, see "Directors and Director Nominees."

        Irwin Engelman (62) has been Executive Vice President and Chief Financial Officer since 1996 and Executive Vice President, Chief
Financial Officer and Director of Holdings and MacAndrews Holdings, diversified holding companies, and various affiliates since 1992. Mr. Engelman was Executive Vice President and Chief Financial Officer of GAF Corporation, a specialty chemical and building materials company, from 1990 to 1992. Mr. Engelman is also a Director of CalFed and Revlon Products. (On December 27, 1996, Marvel Holdings, Marvel Parent and
Marvel III, of which Mr. Engelman is an executive officer, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)


        Barry F. Schwartz (47) has been Executive Vice President and General Counsel of the Company since 1996 and Executive Vice President and General Counsel of Holdings and MacAndrews Holdings, diversified holding companies, and various affiliates since 1992 and was Senior Vice President of Holdings since 1989. (On December 27, 1996, Marvel Holdings, Marvel Parent and Marvel III, of which Mr. Schwartz is an executive officer, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)


        Stephen G. Taub (45) has been President and Chief Operating Officer of Mafco Worldwide since 1993. Mr. Taub was elected Senior Vice President in 1987 and his responsibilities included the manufacturing, botanical and spice operations of Mafco Worldwide, as well as product marketing to the confectionery and pharmaceutical industries in Western Europe. Mr. Taub joined Mafco Worldwide in 1975 as an Industrial Engineer and in 1982 became Vice President of Marketing.

        Pramathesh S. Vora (50) has been Senior Vice President of Mafco Worldwide since 1993. Mr. Vora was elected Vice President of Research and Development, including areas of quality control and technical marketing, in 1984 and in 1986, was also given responsibility for international tobacco sales and marketing for Europe, Asia and South America. Mr. Vora joined Mafco Worldwide in 1977 as a chemical engineer, became the Research and Development Manager in 1978 and was given responsibility for Quality Control in 1982.

        Peter W. Grace (51) has been Senior Vice President-Finance of Mafco Worldwide since 1993. Mr. Grace joined Mafco Worldwide in 1978 as Controller and was elected Vice President in 1982, responsible for all domestic and international accounting, treasury and MIS functions.

Executive Compensation

        The compensation paid to the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company's principal operating business, which was acquired in late 1996, for all services rendered during the three years ended December 31, 1996 and the compensation paid to the Company's former Chief Executive Officer for all services rendered during the three years ended December 31, 1996 was as follows. The compensation shown includes amounts paid by Mafco Worldwide in the periods prior to its acquisition by the Company. After the sale of the Company's aerospace business in 1996, Albert D. Indelicato resigned his position as President and Chief Executive Officer.


                            SUMMARY COMPENSATION TABLE

                                                                     Long-
                                                                      Term
                                                                    Compen-
                                                                     sation
                                      Annual Compensation            Awards

                                                                   Number of
                                                          Other    Securities
                                                        Annual     Underlying      All
                                                        Compen-     Options/      Other
Name and                                                sation        SARs       Compen-
Principal Position      Year   Salary ($)    Bonus ($)     ($)        (#)       sation ($)
------------------      ----   ----------    ---------     ---        ---       ----------

Albert D. Indelicato    1996      192,708    1,000,000      0          0            0
Chief Executive         1995      242,917     196,675       0       200,000      4,500(a)
Officer
and President           1994      213,500    1,100,000      0          0        12,603(a)

Theo W. Folz(b)         1996      330,000     363,000       0          0            0
Chief Executive         1995      300,000     300,000       0          0            0
Officer and President

Stephen G. Taub         1996      400,000     475,000       0          0         3,963(c)
President and Chief     1995      370,000     475,000       0          0        10,312(c)
Operating Officer       1994      290,000     290,000       0          0         4,748(c)

Pramathesh S. Vora      1996      180,000     198,000       0          0         4,137(c)
Senior Vice President   1995      170,000     107,500       0          0         4,699(c)
                        1994      140,000      84,000       0          0         4,414(c)

Peter W. Grace          1996      158,500     174,350       0          0         4,139(c)
Senior Vice President-  1995      150,000      90,000       0          0         5,219(c)
Finance                 1994      140,000      94,000       0          0         4,278(c)



_______________________

(a) Represents the Company's contributions to the Savings and Profit Sharing Plan and Executive Retirement and Savings Program.

(b)  Mr. Folz became Chief Executive Officer and President of the
     Company in late 1996.

(c) Represents, in each case, 401(k) contributions of $3,000 per year with the remainder going to the Supplemental Medical and Dental Expense Plan benefits paid by Mafco Worldwide.


                 Aggregated Option/SAR Exercises in 1996
                   and Year End 1996 Option/SAR Values

        The following chart shows, for 1996, the number of stock options exercised and the 1996 year-end value of the options held by the Company's former Chief Executive Officer; the other executive officers named in the Summary Compensation Table did not hold options at any time during 1996:


                                                     Number of
                                                     Securities         Value of
                                                     Underlying        Unexercised
                                                     Unexercised      In-the-Money
                                                     Options/SARs     Options/SARs at
                        Shares                       at Year End (#)    Year End ($)
                      Acquired on       Value         Exercisable/      Exercisable/
Name                  Exercise (#)(a)  Realized ($)  Unexercisable     Unexercisable

Albert D. Indelicato     0              (a)             0                0



__________________

(a) In 1996, in connection with the sale of the aerospace business, all outstanding employee stock options were cancelled and the optionees were paid amounts in respect of such options in accordance with agreements entered into with such optionees. In 1996, in connection with the sale of the aerospace business, Mr. Indelicato received a bonus of $1,000,000 which included payment in exchange for the cancellation of Mr. Indelicato's 200,000 options.



                          COMPENSATION COMMITTEE
                     REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised of Messrs. Gittis and Liebman and Dr. Roche, none of whom are officers of the Company. The Compensation Committee's duties include determination of the Company's compensation and benefit policies and practices for executive officers and key managerial employees. In accordance with rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

        Compensation Policies. The overall objectives of the Company's compensation program are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to maximize the link between executive and stockholder interests through a stock option plan and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company has developed an overall compensation strategy and specific compensation plans that tie a substantial portion of an executive's compensation to performance.

        During 1996, the Company sold the assets of its aerospace business and acquired the licorice extract and flavorings business of Mafco Worldwide, its present operating business. As a result, there have been substantial changes in the Company's management. The Company's present Chief Executive Officer had been and continues to be the Chief Executive Officer of the Mafco Worldwide business.

        The key elements of the Company's compensation program consist of fixed compensation in the form of base salary, and variable compensation in the forms of annual incentive compensation and stock option awards. An executive officer's annual base salary represents the fixed component of such executive officer's total compensation, and variable compensation is intended to comprise a substantial portion of an executive's total annual compensation. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Folz, the Company's Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits, as well as the programs described below.

        Base Salaries. Base salaries for executive officers are determined based upon the Compensation Committee's evaluation of the responsibilities of the position held and the experience of the individual, and by reference to historical levels of salary paid by the Company and its predecessors.

        Salary adjustments are based on a periodic evaluation of the performance of the Company and each executive officer, as well as financial results of the business. The Compensation Committee takes into account the effect of corporate transactions that have been consummated during the relevant year and, where appropriate, also considers non-financial performance measures. These include increases in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

        Annual Incentive Compensation Awards. The variable compensation payable annually to executive officers (including the Chief Executive Officer) generally consists principally of annual incentive compensation awards. Annual incentive compensation is payable pursuant to contractual provisions with certain executives which provide eligibility to receive bonuses under the Company's Performance Bonus Plan determined in accordance with a formula relating to achievement of Company performance goals. The Performance Bonus Plan is described elsewhere in this Proxy Statement. Such performance goals, are based upon the Company's operating income. The annual incentive compensation earned by the executives with respect to 1996 was determined in accordance with such provisions.

        Other Incentive Compensation Awards. The other principal component of executives' compensation is stock options, which are intended as a tool to attract, provide incentive to and to retain those executives who make the greatest contribution to the business, and who can have the greatest effect on the long-term profitability of the Company. The exercise price of stock options is set at a price equal to the market price of the Common Stock at the time of the grant. The options therefore do not have any value to the executive unless the market price of the Common Stock rises. The Compensation Committee believes that these stock options more closely align the executives' interests with those of its stockholders, and focus management on building profitability and long-term stockholder value.

        In 1996, in connection with the sale of the aerospace business, all outstanding employee stock options were cancelled and the optionees were paid amounts in respect of such options in accordance with agreements entered into with such optionees. As a result of the acquisition of the Mafco Worldwide business, in the beginning of 1997, option grants were made to the management and key employees of the Company under the Power Control Technologies Inc. 1995 Stock Option Plan (the "1995 Plan"). In addition, in early 1997, the Company adopted the Power Control Technologies Inc. 1997 Stock Option Plan (the "1997 Plan") so that the Company would have options available for future grants.

        Chief Executive Officer Compensation. Mr. Folz serves as Chief Executive Officer of the Company and has served as Chief Executive Officer of the Mafco Worldwide business for the past two years. Mr. Folz also serves as the Chief Executive Officer of the Company's affiliate, Consolidated Cigar Holdings Inc. Mr. Folz's level of compensation from the Company was continued at the same level as the compensation paid prior to the acquisition of the Mafco Worldwide business and, therefore, was not established by the Compensation Committee. Nonetheless, the Compensation Committee believes Mr. Folz's compensation from the Company is appropriate in light of the experience and expertise Mr. Folz brings to the position and the fact that Mr. Folz does not devote full time to his position with the Company, and considering compensation levels of Chief Executive Officers of comparable companies (including, but not limited to, companies comprising the peer group selected for the performance graph, as well as other companies of similar size with which the Compensation Committee believes the Company competes for executive talent). No specific weight is given by the Compensation Committee to any of the foregoing factors. As additional compensation and to align Mr. Folz's interest with the interests of the Company's stockholders, in early 1997 Mr. Folz also was granted options to acquire shares of the Company's Common Stock.

        Deductibility of Compensation. The Compensation Committee intends to limit executive compensation in order to ensure full deductibility of compensation in light of the limitation on the deductibility of certain compensation in excess of one million dollars under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The 1995 Plan, the Performance Bonus Plan and the 1997 Plan, described elsewhere in this Proxy Statement, are designed so as to cause stock options and bonuses granted thereunder to be exempt from the limitations contained in such Section 162(m).

                        The Compensation Committee
                        of the Board of Directors

                        Howard Gittis, Chairman
                        Lance Liebman
                        James G. Roche

Compensation Committee Interlocks and Insider Participation

        Howard Gittis, Lance Liebman and James G. Roche served on the Compensation Committee during 1996.

Employment Arrangements

        Certain of the executive officers of the Company's principal operating subsidiary are parties to employment agreements with Mafco Worldwide or Mafco Consolidated. The following is a description of certain terms of such agreements.

        Mr. Folz has an employment contract with Mafco Consolidated which includes compensation for his duties as Chief Executive Officer of Mafco Worldwide. The portion allocable to Mafco Worldwide is reimbursed by Mafco Worldwide and is shown in the compensation table above. Mr. Folz received no other benefits from Mafco Worldwide nor is he a participant in the Mafco Worldwide pension plans. Mr. Folz is not entitled to receive any severance payments from Mafco Worldwide or the Company.

        Mafco Worldwide entered into an employment agreement with Mr. Taub which provides for him to be employed commencing on September 1, 1996 through December 31, 2000. At any time on or after December 31, 1999, Mafco Worldwide will have the right to give written notice of the non-renewal of the employment term. Upon the giving of such notice, the employment term is automatically extended so that it ends twelve months after the last day of the month in which the notice was given. From and after January 1, 2001, the employment term is extended on a day-to-day basis until Mafco Worldwide gives notice of non-renewal, as described above. Mr. Taub will be paid an annual base salary of not less than $500,000, subject to increase at the discretion of Mafco Worldwide. In addition, subject to approval by the stockholders, Mr. Taub may earn a performance bonus of up to 150% of base salary, subject to an annual maximum of $1 million, pursuant to his participation in the Performance Bonus Plan as set forth in his employment agreement. See Proposal 5-Approve the Adoption of the Performance Bonus Plan. In the event of a breach of the agreement by Mafco Worldwide, Mr. Taub is entitled to terminate the employment agreement; in that event or in the event that Mafco Worldwide terminates the agreement other than for cause or Mr. Taub's disability, Mr. Taub is generally entitled to receive payment of base salary and bonus and the continuation of benefits for the longer of the remaining term of the agreement or twelve months, offset by any other compensation Mr. Taub earns during this period.

        Mafco Worldwide also entered into employment agreements with Messrs. Grace and Vora which provide for each to be employed commencing on September 1, 1996, through December 31, 1999. At any time on or after December 31, 1998, Mafco Worldwide will have the right to give notice of the non-renewal of the employment term. Upon the giving of such notice the employment term is automatically extended so that it ends twelve months after the last day of the month in which the notice was given. From and after January 1, 2000 the employment term is extended on a day-to-day basis until Mafco Worldwide gives notice of non-renewal, as described above. Mr. Grace will be paid an annual base salary of not less that $158,500, subject to increase at the discretion of Mafco Worldwide. Mr. Vora will be paid an annual base salary of not less than $180,000, also subject to increase at the discretion of Mafco Worldwide. In addition, subject to approval by the stockholders, Messrs. Grace and Vora may each earn a performance bonus of up to 150% of base salary, subject to an annual maximum of $1 million, pursuant to their participation in the Performance Bonus Plan as set forth in their respective employment agreements. All such bonus payments are subject to stockholder approval of the Performance Bonus Plan. See Proposal 5-Approve the Adoption of the Performance Bonus Plan. In the event of a breach of an agreement by Mafco Worldwide, Messrs. Grace and Vora are entitled to terminate their respective employment agreements; in that event or in the event that Mafco Worldwide terminates an agreement other than for cause or disability, the executive is generally entitled to receive payment of base salary and bonus and the continuation of benefits for the longer of the remaining term of the agreement or twelve months, offset by any other compensation the executive earns during this period.

        On January 7, 1997, the Company entered into an employment agreement with Mr. Hanson which provides for him to be employed commencing January 1, 1997 through December 31, 1999. At any time on or after January 1, 1999, the Company will have the right to give written notice of the non-renewal of the employment term. Upon the giving of such notice, the employment term is automatically extended so that it ends twenty-four months after the last day of the month in which the notice was given. From and after December 31, 1999, the employment term is extended on a day-to-day basis until the Company gives notice of non-renewal, as described above. Mr. Hanson will be paid an annual base salary of not less than $491,000 through September 30, 1997, and not less than $500,000 thereafter. Mr. Hanson is also eligible for a discretionary bonus as determined by the Board of Directors. In the event of a breach of the agreement by the Company, Mr. Hanson is entitled to terminate the employment agreement; in that event or in the event that the Company terminates the agreement other than for cause or Mr. Hanson's disability, Mr. Hanson is generally entitled to receive payment of base salary and the continuation of benefits for the longer of the remaining term of the agreement or twenty-four months, offset by certain other compensation Mr. Hanson earns during the period.

Common Stock Performance

        The Company's Common Stock commenced trading on the New York Stock Exchange (the "NYSE") on June 16, 1995. The two graphs set forth below present a comparison of cumulative shareholder return through December 31, 1996, assuming reinvestment of dividends, by an investor who invested $100 on June 16, 1995 in each of (i) the Common Stock, (ii) the S & P 500 Composite Index (the "S & P 500 Index") and (iii) a peer group composed of the companies in the Dow Jones Food Index (Graph 1) and a peer group of aerospace companies (the "Aerospace Index") (Graph 2). The two performance graphs are provided because the Company's line of business changed in 1996 from aerospace to the food business.

               Comparison of Cumulative Total Return Among
                   Company Common Stock, the S & P 500
                    Index and the Dow Jones Food Index

                           [GRAPH APPEARS HERE]


Measurement Period                                          Dow Jones
(Fiscal Year Covered)         Company    S&P 500 Index      Food Index
---------------------         -------    -------------      ----------


Measurement Pt.               $100.00          $100.00         $100.00
     6/16/95

FYE 12/31/95                  $152.00          $116.00         $114.00

FYE 12/31/96                  $143.00          $142.00         $133.00



               Comparison of Cumulative Total Return Among
                   Company Common Stock, the S & P 500
                      Index and the Aerospace Index

                           [GRAPH APPEARS HERE]



Measurement Period                                                Aerospace
(Fiscal Year Covered)         Company     S&P 500 Index           Index (a)
---------------------         -------     -------------           ---------


Measurement Pt.               $100.00        $100.00              $100.00
6/16/95

FYE 12/31/95                  $152.00        $116.00              $118.00

FYE 12/31/96                  $143.00        $142.00              $160.00



------------------------------

(a)     Includes Allied-Signal, BE Aerospace Inc., Curtiss-Wright
        Corp., Goodrich (B.F.) Company, Honeywell
        Inc., Moog Inc, Parker Hannifin Corp., Precision Castparts Corp., Rohr Inc., and Sundstrand Corp.


Retirement Plans

        Albert D. Indelicato is a participant in the Pneumo Abex
Retirement Income Plan (the "PACRIP"). Under the PACRIP, Mr. Indelicato had 24 full years of credited service as of December 31, 1996 and is currently entitled to an annual retirement benefit of approximately $64,446 under such plan, expressed as a basic life annuity.

Pension Plan for Salaried Employees.

        The following table sets forth information concerning the estimated annual benefits payable to Messrs. Taub, Grace and Vora under Mafco Worldwide's Defined Benefit Pension Plan (the "Salaried Pension Plan") effective as of December 31, 1990, established in replacement of a prior plan. Participants in the Salaried Pension Plan generally include participants under the prior plan and certain salaried employees who are at least age 21 and credited with at least one thousand hours of service in any Plan Year (as defined in the Salaried Pension Plan) since the date such employee commenced employment.

        Benefits to participants vest fully after five years of service and such benefits are determined primarily by a formula taking into account an average final compensation determined by averaging the three consecutive completed calendar years of greatest compensation earned during the participant's service to Mafco Worldwide and the number of years of service attained by the individual participants. Benefits are subject to the maximum limitations imposed by federal law on pension benefits. The annual limitation in 1996 was $120,000 based on a maximum allowable compensation of $150,000. Such compensation is composed primarily of regular base salary, bonus and employers contributions to qualified deferred compensation plans. Subject to certain restrictions, participants may make voluntary after-tax contributions of up to ten percent of their aggregate compensations. Any such voluntary contributions are fully vested and nonforfeitable at all times.

        Mafco Worldwide has established the Mafco Worldwide Corporation Benefit Restoration Plan (the "Restoration Plan") effective January 1, 1994 which was designed to restore retirement benefits to those employees whose eligible pension earnings were limited to $150,000 under regulations enacted by the Internal Revenue Service. The Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") limited pension benefits under tax qualified plans, based on maximum compensation of $150,000, which will be adjusted annually based upon inflation. Had the enactment of OBRA '93 not limited pension benefits under tax qualified plans, the limit would have been $255,300 in 1996. The Restoration Plan was established to provide pension benefits to those employees who would have lost benefits due to the reduction in the maximum compensation allowed for the calculation of benefits under the Salaried Pension Plan. The Restoration Plan will not be funded and all other vesting and payment rules will follow the Salaried Pension Plan.

        The following table shows estimated annual benefits payable upon retirement under the Salaried Pension Plan and the Restoration Plan:




        Highest
      Consecutive
      Three Year
        Average          Estimated Annual Straight Life Annuity Benefits at Retirement
     Compensation                   with Indicated Years of Credited Service
    --------------                  ----------------------------------------
                             15           20           25           30           35
                            ----         ----         ----         ----         ---

           100,000           25,226       33,635       42,044       42,044       42,044
           125,000           32,726       43,635       54,544       54,544       54,544
           150,000           40,226       53,635       67,044       67,044       67,044
           175,000           47,726       63,635       79,544       79,544       79,544
           200,000           55,226       73,635       92,044       92,044       92,044
           225,000           62,726       83,635      104,544      104,544      104,544
           250,000           69,854       93,139      116,424      116,424      116,424
           300,000+          69,854       93,139      116,424      116,424      116,424



Benefits shown above reflect the straight life annuity benefit form of payment for employees, assume normal retirement at age 65, reflect the deduction for Social Security amounts, but do not reflect the offset for the actuarial equivalent of the benefit derived from the employer contribution account in the 401(k) Plan.

        As of December 31, 1996, credited years of service for each of the following individuals were as follows: Mr. Taub, 21 years; Mr. Grace, 19 years; and Mr. Vora, 20 years.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and greater than ten percent owners are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for a specified fiscal year, the Company believes that all its officers, Directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1996.

            PROPOSAL 2 - RATIFICATION OF SELECTION OF AUDITORS

        On November 25, 1996, the Company engaged Ernst & Young LLP to replace Arthur Andersen LLP as its independent auditors. The Company's decision to change independent auditors was made in connection with the Company's acquisition of the Flavors Business from Mafco Consolidated. Ernst & Young LLP has been the independent auditors for the Flavors Business since 1987 and is also the auditor for Mafco Consolidated.

        The change of auditors was approved by the Company's Board of Directors upon the recommendation of the Audit Committee of the Board of Directors.

        In connection with the audits of the Company's financial statements for each of the years in the two year period ended December 31, 1995, and the subsequent interim period, there have been no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures. The reports of Arthur Andersen LLP on the Company's financial statements for each of the years in the two year period ended December 31, 1995 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        The ratification of the selection of Ernst & Young LLP will require the affirmative vote of the holders of a majority of the votes cast, in person or represented by proxy, at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the ratification of the auditors (including broker non-votes) will be counted and will have the same effect as a vote against the proposal.

        Ernst & Young LLP representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The Company recommends that stockholders vote FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 1996.


            PROPOSAL 3 - APPROVE THE PROPOSED AMENDMENT TO THE
                  RESTATED CERTIFICATE OF INCORPORATION
                    CHANGING THE NAME OF THE COMPANY

        The Board of Directors has proposed and recommended an amendment (the "Amendment") to Article "FIRST" of the Company's Restated
Certificate of Incorporation to read as follows:

        FIRST: The name of the corporation (hereinafter called the "Corporation") is M & F WORLDWIDE CORP.

        The officers and directors of the Company believe a change in the name of the Company is desirable to more accurately reflect its current business and its plans for the future. Significant changes have occurred at the Company in the past year; the Company sold the assets of its aerospace business and acquired the licorice extract and flavoring business of Mafco Worldwide, its present operating business. Accordingly, the officers and directors of the Company believe that changing the Company's name to "M & F Worldwide Corp." will project a more appropriate corporate identity.

        The approval of the Amendment will require the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the approval of the Amendment (including broker non-votes) will be counted and will have the same effect as a vote against the proposal.

        The Company recommends that stockholders vote FOR the approval of the Amendment to the Company's Restated Certificate of Incorporation effecting the corporate name change.


                 PROPOSAL 4 - APPROVE THE ADOPTION OF THE
         POWER CONTROL TECHNOLOGIES INC. 1997 STOCK OPTION PLAN

Description of the 1997 Plan

        The Company, subject to the approval of its stockholders, has adopted the Power Control Technologies 1997 Stock Option Plan (the "1997 Plan"). A maximum of 1,000,000 shares of Common Stock has been reserved for issuance under the 1997 Plan, subject to equitable adjustment upon the occurrence of any stock dividend, stock split, recapitalization, combination or exchange of shares.

        Unless otherwise determined by the Board of Directors of the Company, the 1997 Plan shall be administered by a committee appointed by the Board ("Compensation Committee"), which shall consist of two or more members of the Board who are "outside directors" within the meaning of
Section 162(m) of the Code. The Compensation Committee may, in its discretion, delegate to a subcommittee its duties hereunder, including the grant of Options and Rights. The full Board shall also have the authority, in its discretion, to grant Options and Rights under the 1997 Plan and to administer the 1997 Plan. For all purposes under the 1997 Plan, any entity which performs the duties described herein, shall be referred to as the "Committee." The Committee shall have full authority, subject to the provisions of the 1997 Plan, among other things, to determine the persons to whom options or stock appreciation rights will be granted, to determine the exercise price of the stock options and to prescribe, amend and rescind rules and regulations relating to the 1997 Plan.

        Grants of stock options and stock appreciation rights (collectively, "Awards") may be made under the 1997 Plan to selected employees, directors (including directors who are not employees) and consultants of the Company and its present or future affiliates, in the discretion of the Committee. Stock options may be either "incentive stock options," as such term is defined in Section 422 of the Code, or nonqualified stock options. The exercise price of a nonqualified stock option may be above, at or below the fair market value per share of Common Stock on the date of grant; the exercise price of an incentive stock option may not be less than the fair market value per share of Common Stock on the date of grant.

        Stock appreciation rights may be granted alone or in tandem with stock options. A stock appreciation right is a right to be paid an amount equal to the excess of the fair market value of a share of Common Stock on the date the stock appreciation right is exercised over either the price per share specified in the applicable Award agreement (in case of a free standing stock appreciation right) or the exercise price of the related stock option (in case of a tandem stock appreciation right), with payment to be made in cash, Common Stock, or both as specified in the Award agreement or determined by the Committee.

        No person may be granted stock options or stock appreciation rights under the 1997 Plan in any calendar year representing an aggregate of more than 600,000 shares of Common Stock. Stock options and stock appreciation rights shall be exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable Award agreement. The exercise period shall be determined by the Committee; provided, however, that in the case of an incentive stock option, such exercise period shall not exceed ten (10) years from the date of grant of such incentive stock option.

        Except to the extent the Committee provides otherwise, in the event that the employment of a grantee shall terminate (other than by reason of death or disability), all stock options and stock appreciation rights that are not exercisable at the time of such termination shall terminate and all stock options and stock appreciation rights that are exercisable at the time of such termination may be exercised for a period of three months immediately following such termination (but in no case after the Awards expire in accordance with their terms). Except to the extent the Committee provides otherwise, in the event that the employment of a grantee shall terminate by reason of death or disability, all stock options and stock appreciation rights that are not exercisable at the time of such termination shall terminate and all stock options and stock appreciation rights that are exercisable at the time of such termination may be exercised for a period of one year immediately following such termination (but in no case after the Awards expire in accordance with their terms).

        Except to the extent the Committee provides otherwise, Awards granted under the 1997 Plan shall not be transferable otherwise than by will or by the laws of descent and distribution. The 1997 Plan may, at any time and from time to time, be altered, amended, suspended, or terminated by the Board of Directors, in whole or in part; provided that, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the 1997 Plan to continue to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. In addition, no amendment may be made which adversely affects any of the rights of a grantee under any Award theretofore granted, without such grantee's consent.

            Certain Federal Income Tax Consequences of Awards

        The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to Awards under the 1997 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

        Non-Qualified Stock Options. An optionee will not recognize any taxable income upon the grant of a nonqualified stock option and the Company will not be entitled to a tax deduction with respect to the grant of a nonqualified stock option. Upon exercise, the excess of the fair market value of a share of Common Stock on the exercise date over the option exercise price will be taxable as ordinary income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such ordinary income.

        In the event of a sale of a share of Common Stock received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock is more than one year.

        Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an incentive stock option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the incentive stock option is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below. The amount by which the fair market value of the Common Stock on the exercise date of an incentive stock option exceeds the exercise price generally will increase the optionee's "alternative minimum taxable income."

        A sale or exchange by an optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the incentive stock option or within one year from the date of transfer of the incentive stock option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

        Exercise with Shares. If an optionee uses previously acquired shares of Common Stock to pay the exercise price of an option, the optionee would not ordinarily recognize any taxable income to the extent that the number of new shares of Common Stock received upon exercise of the option does not exceed the number of previously acquired shares so used. If non-recognition treatment applies to the payment for option shares with previously acquired shares, the tax basis of the option shares received without recognition of taxable income is the same as the basis of the shares surrendered as payment. In the case of an incentive stock option, if a greater number of shares of Common Stock is received upon exercise than the number of shares surrendered in payment of the option price, such excess shares will have a zero basis in the hands of the holder. Where a nonqualified stock option is being exercised, the option holder will be required to include in gross income (and the Company will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares. Moreover, if the stock previously acquired by exercise of an incentive stock option is transferred in connection with the exercise of another option whether or not an incentive stock option, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the rules governing incentive stock option, then such transfer will be treated as a disqualifying disposition of the shares so transferred.

        Stock Appreciation Rights. The grant of stock appreciation rights has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the amount received (or the fair market value of the Common Stock received) is generally taxable as ordinary income, and the Company is entitled to a corresponding deduction. Upon the sale of the Company's Common Stock acquired by the exercise of stock appreciation rights, employees will recognize capital gain or loss (assuming such stock was held as a capital asset) in an amount equal to the difference between the amount realized upon such sale and the fair market value of the stock on the date that governs the determination of such employees' ordinary income.

        The approval of the adoption of the 1997 Plan will require the affirmative vote of the majority of the votes cast, in person or represented by proxy, at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the approval of adoption of the 1997 Plan (including broker non-votes) will be counted and will have the same effect as a vote against the proposal.

        The Company recommends that stockholders vote FOR the approval of the adoption of the 1997 Plan.


           PROPOSAL 5 - APPROVE THE ADOPTION OF THE PERFORMANCE
                               BONUS PLAN

        Mafco Worldwide has entered into employment agreements with Messrs. Taub, Grace and Vora, each of which provides, among other things, for payment of bonuses (the "Performance Bonus Plan"), subject to approval by stockholders of the Performance Bonus Plan. Compensation payable under the Performance Bonus Plan is intended to qualify as "performance based compensation" under Section 162(m) of the Code. Under the Performance Bonus Plan, the participants are eligible to receive annual performance bonus awards based upon achievement of performance goals established by the Compensation Committee and set forth in their respective employment agreements. Performance goals under the Performance Bonus Plan are based upon the achievement of EBITDA goals set forth in the Company business plan during each calendar year. The payments under the Performance Bonus Plan may not exceed $1,000,000 with respect to any participant in any calendar year and shall not be made unless the Compensation Committee certifies that the performance goals with respect to the applicable year have been met.

        The approval of the Performance Bonus Plan will require the affirmative vote of the majority of the votes cast, in person or represented by proxy, at the Annual Meeting. Under applicable Delaware law, abstentions from voting on the approval of the adoption of the Performance Bonus Plan (including broker non-votes) will be counted and will have the same effect as a vote against the proposal.

        The Company recommends that stockholders vote FOR the approval of the adoption of the Performance Bonus Plan.


             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

        The following table sets forth as of February [ ], 1997, the total number of shares of Common Stock beneficially owned, and the percent so owned, by each Director of the Company, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by the officers named in the summary compensation table and by all Directors and officers (including a former executive officer) as a group. The number of shares owned are those "beneficially owned," as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement.

                                         Amount and Nature
                                             of Beneficial         Percent of
                                              Ownership(a)            Class

Ronald O. Perelman (b)                          8,439,400             36.4%
35 East 62nd Street
New York, NY  10021

Jaymie A. Durnan                                   0                   *
Theo W. Folz                                       0                   *
Howard Gittis                                      0                   *
J. Eric Hanson                                      7,400              *
Lance Liebman                                      0                   *
Paul M. Meister                                    76,402              *
James G. Roche                                     0                   *
Bruce Slovin                                       0                   *
Albert D. Indelicato                              175,576              *
Stephen G. Taub                                    0                   *
Pramathesh S. Vora                                 0                   *
Peter W. Grace                                     0                   *
All Directors and executive officers
  as a group ([  ] persons)

_____________________

*     Less than 1%.

(a)   Includes Common Stock and options exercisable within 60 days.

(b) Represents outstanding shares of Common Stock owned indirectly through Mafco Consolidated, which is 85% owned by Holdings. Holdings is wholly owned by Mr. Perelman. Of such shares of Common Stock, 2,500,000 represent shares of Common Stock issuable upon the conversion of 20,000 shares of Series A Preferred Stock owned by Mafco Consolidated. All of the shares owned are pledged to secure obligations. In addition, shares of intermediate holding companies are or may from time to time be pledged to secure obligations of Holdings or its affiliates.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mafco Consolidated beneficially owns 36.4% of the outstanding Common Stock of the Company (assuming conversion of the Series A
Preferred Stock).

Transfer Agreement

        In connection with the merger of Abex, Inc. ("Abex"), currently known as Mafco Consolidated Group Inc., and a wholly owned subsidiary of Holdings (the "Abex Merger") and the related transfer (the "Transfer") to a subsidiary of Mafco Consolidated of substantially all of Abex's consolidated assets and liabilities with the remainder being retained by the Company, the Company and a subsidiary of Abex and certain other subsidiaries of Abex entered into a Transfer Agreement (the "Transfer Agreement"). The Transfer Agreement provides for appropriate transfer, indemnification and tax sharing arrangements, in a manner consistent with applicable law and existing contractual arrangements.

        The Transfer Agreement requires such subsidiary to undertake certain administrative and funding obligations with respect to certain asbestos claims and other liabilities retained by the Company. The Company will be obligated to make reimbursement for the amounts so funded only when amounts are received by the Company under related indemnification and insurance arrangements. Such administrative and funding obligations would be terminated as to asbestos products claims in the case of a bankruptcy of Pneumo Abex or the Company or of certain other events affecting the availability of coverage for such claims from third party indemnitors and insurers. The Transfer Agreement further provides for certain funding indemnification and cooperation arrangements between the Company and such subsidiary in respect of certain liabilities which may arise under the Employee Retirement Income Security Act of 1974 in respect of the sale of Abex Friction Products on November 21, 1994.

        The Transfer Agreement also provides that the Company will be reimbursed by a subsidiary of Mafco Consolidated at the end of 1995, 1996, 1997 and 1998 for amounts spent by the Company in excess of $1.5 million during each such period in connection with certain costs and expenses incurred by the Company by virtue of being a public company, such as compliance with certain Commission and stock exchange filing requirements. Such reimbursement obligation is subject to early termination in the case of certain "change in control" events affecting the Company. No such reimbursements were required to be made in 1995 and 1996,

Registration Rights Agreement

        In connection with the Abex Merger, Mafco Consolidated and the Company entered into a Registration Rights Agreement providing Mafco Consolidated with the right to require the Company to use its best efforts to register under the Securities Act of 1933, as amended (the "Securities Act"), and the securities or blue sky laws of any jurisdiction designated by Mafco Consolidated all or a portion of the issued and outstanding Common Stock, if any, retained (the "Retained Shares") by Mafco Consolidated in the Abex Merger (as a result of the exercise of appraisal rights) or issuable upon conversion (the "Conversion Shares") of the Series A Preferred Stock (collectively, the "Registrable Shares"). Such demand rights are subject to the conditions that the Company is not required to (i) effect a demand registration in the first year following the effective time of the Abex Merger other than in respect of the Retained Shares, (ii) effect a demand registration more than once in any 12 month period, (iii) effect more than one demand registration with respect to the Retained Shares and two demand registrations with respect to the Conversion Shares, or (iv) file a registration statement during periods (not to exceed three months) (a) when the Company is contemplating a public offering, (b) when the Company is in possession of certain material non-public information, or (c) when audited financial statements are not available and their inclusion in a registration statement is required. In addition, and subject to certain conditions described in the Registration Rights Agreement, if at any time the Company proposes to register under the Securities Act an offering of Common Stock or any other class of equity securities, then Mafco Consolidated will have the right to require the Company to use its best efforts to effect the registration under the Securities Act and the securities or blue sky laws of any jurisdiction designated by Mafco Consolidated of all or a portion of the Registra-ble Shares as designated by Mafco Consolidated. The Company is responsible for all expenses relating to the performance of, or compliance with, the Registration Rights Agreement except that Mafco Consolidated is responsible for underwriters' discounts and selling commissions with respect to the Registrable Shares being sold.

Acquisition of Libra Shares

        In connection with Mafco Consolidated's acquisition of 5,939,400 shares of Common Stock from Libra Invest & Trade Ltd., the Company and Mafco Consolidated entered into an agreement pursuant to which Mafco Consolidated agreed to certain limitations on its ability to dispose of its shares of Common Stock or Series A Preferred Stock for a period of three years in addition to the limitations contained in the Company's Restated Certificate of Incorporation. Pursuant to such agreement, the Company agreed to treat the shares so acquired as "Registrable Shares" under the Registration Rights Agreement.

        On February 5, 1996, all of the shares of Common Stock and Series A Preferred Stock owned by Mafco Consolidated were pledged to secure certain obligations. In connection with such pledge, Mafco Consolidated
(i) entered into an agreement with the Company pursuant to which, among other things, the Company consented to such pledge and to any sale or other transfer of such shares which may occur upon exercise of the pledgee's rights thereunder, subject to the pledgee's agreement to abide by certain procedures intended to ensure compliance with the restrictions on transfers of shares of Common Stock contained in the Company's Restated Certificate of Incorporation and By-Laws, and (ii) assigned its rights under the Registration Rights Agreement to the pledgee.


                          ADDITIONAL INFORMATION

        The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and any Quarterly Reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, Power Control Technologies Inc., 35 East 62nd Street, New York, New York 10021. Each such request must set forth a good faith representation that, as of the Record Date, March 20, 1997, the person making the request was a beneficial owner of Common Stock entitled to vote.

        In order to ensure timely delivery of such documents prior to the Annual Meeting, any request should be received by the Company promptly.


                          STOCKHOLDER PROPOSALS

        Under the rules and regulations of the SEC as currently in effect, any holder of at least $1,000 in market value of Common Stock who has held such securities for at least one year and who desires to have a proposal presented in the Company's proxy material for use in connection with the Annual Meeting of stockholders to be held in 1998 must transmit that proposal (along with his or her name, address, the number of shares of Common Stock that he or she holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Proposals of stockholders intended to be presented at the next annual meeting must be received by the Secretary, Power Control Technologies Inc., 35 East 62nd Street, New York, New York 10021, not later than [November 1], 1997.

                              OTHER BUSINESS

        The Company knows of no other matters which may come before the annual meeting. However, if any such matters properly come before the meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

March [  ], 1997

                                    By Order of the Board of Directors






                              PRELIMINARY COPY

     FOR THE INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

---------------------------------------------------------------------------
  P
  R
  O
  X
  Y
                      POWER CONTROL TECHNOLOGIES INC.
                                COMMON STOCK

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING TO BE HELD ON APRIL 15, 1996

      The undersigned appoints Glenn P. Dickes, Joram C. Salig and Barry F. Schwartz, and each of them, attorneys and proxies, each with power of substitution, to vote all shares of Common Stock of Power Control Technologies Inc. ("PCT") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of PCT to be held on Thursday, May 15, 1997 at [ ] A.M., local time, at [ ], on the proposals set forth on the reverse side hereof and on such other matters as may properly come before the meeting and any adjournments or postponements thereof.

      The proxy holders will vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxy holders will vote such shares "FOR" the proposals set forth on the reverse side hereof. If any further matters properly come before the Annual Meeting, it is the intention of the person named above to vote such proxies in accordance with their best judgment.

                                                        ---------------
                                                        | SEE REVERSE  |
                                                        |     SIDE     |
                                                        ---------------


--------------------------------------------------------------------------


    ----
    | X | PLEASE MARK YOUR
    ----  VOTES AS IN THIS
          EXAMPLE

   The Board of Directors recommends a vote FOR the following proposals.

  -------------------------------------------------------------------------
                                                            WITHHOLD
                                                            AUTHORITY
                                                FOR         TO VOTE
                                                ALL         FOR ALL
                                                NOMINEES    NOMINEES
                                                   _             _
   1.  To elect Howard Gittis, J.                 |_|           |_|
   Eric Hanson and Paul M. Meister as
   directors of PCT for terms
   expiring in 2000 and until their
   successors are duly elected and
   qualified.
   WITHHOLD for the following only:
   (Write the name of the nominee(s)
   in the space below)

   -------------------------------

                                                 FOR     AGAINST    ABSTAIN
                                                  _          _         _
   2.   To approve the proposed                  |_|        |_|       |_|
   amendment to the Company's
   Restated Certificate of Incor-
   poration, as described in the
   accompanying Proxy Statement.
                                                  _          _         _
   3.  To approve the adoption of                |_|        |_|       |_|
   the 1997 Stock Option Plan, as
   described in the accompanying
   Proxy Statement.
                                                  _          _         _
   4.  To  approve  the  adoption  of            |_|        |_|       |_|
   the Performance Bonus Plan, as
   described in the accompanying
   Proxy Statement.
                                                  _          _         _
   5. To ratify the appointment of               |_|        |_|       |_|
   Ernst & Young LLP as independent
   certified public accountants of
   PCT for the fiscal year ending
   December 31, 1997.
                                                  _          _         _
   6.   To transact such other                   |_|        |_|       |_|
   business as may properly come
   before the Annual Meeting and any
   adjournments or postponements
   thereof.

  -------------------------------------------------------------------------

   SIGNATURE  ------------------------------------ DATE--------------------
   NOTE: Please sign exactly as name appears hereon. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

---------------------------------------------------------------------------